Exhibit 99.1

Company Contact:

The Piacente Group | Investor Relations

Don Markley, 212-481-2050

tessera@tpg-ir.com

August 2, 2016

TESSERA TECHNOLOGIES ANNOUNCES SECOND QUARTER 2016 RESULTS

Revenue of $67 million exceeds guidance range

Reiterates full-year 2016 revenue guidance of $255 million to $270 million

San Jose, Calif., (BUSINESS WIRE) — Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the second quarter ending June 30, 2016. Total revenue for the second quarter of 2016 was $67.0 million, above the Company’s guidance range of $64 million to $66 million. GAAP net income for the second quarter of 2016 was $23.5 million, or $0.48 per diluted share, and non-GAAP net income was $30.2 million, or $0.60 per diluted share.

“Our strong second quarter results reflect the continued execution of our business objectives,” said Tom Lacey, Tessera’s Chief Executive Officer. “During the quarter, we continued to see strong interest in our ZiBond® and DBI® technologies across multiple applications, and FotoNation had another excellent quarter with particular success in the Chinese market. In addition, we continued to optimize shareholder value by returning approximately $35.0 million in capital through our quarterly dividend and share repurchase program.

“In May, we announced that we had initiated legal actions against Broadcom. While the actions we took were not our preferred approach, we believe the actions were necessary, after years of effort to reach a fair and equitable resolution without litigation, to defend our intellectual property rights,” added Lacey.

Second Quarter 2016 Results

Total revenue was $67.0 million in the second quarter of 2016, compared with total revenue of $64.2 million in the second quarter of 2015. Recurring revenue was $66.7 million in the second quarter of 2016, compared with recurring revenue of $63.2 million in the second quarter of 2015. Second quarter 2016 revenue included $0.3 million of episodic revenue, compared with episodic revenue of $1.0 million in the second quarter of 2015.

Operating expenses were $32.9 million in the second quarter of 2016, compared with $27.4 million in the second quarter of 2015. Second quarter 2016 operating expenses include year-over-year increases of $2.4 million in research and development, $1.8 million in litigation expense, and $1.4 million in amortization expense.

Net income was $23.5 million, or $0.48 per diluted share, compared with net income of $26.1 million, or $0.49 per diluted share, for the second quarter of 2015.

Non-GAAP net income for the second quarter of 2016 was $30.2 million, or $0.60 per diluted share, compared with non-GAAP net income in the second quarter of 2015 of $31.5 million, or $0.58 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Total current assets were $397.5 million as of June 30, 2016, a decrease of $14.2 million from December 31, 2015. Cash, cash equivalents and short-term investments were $371.8 million as of June 30, 2016, a decrease of $10.0 million from December 31, 2015, but an increase of $8.3 million from March 31, 2016. The decline in cash for the first six months of 2016 was primarily due to stock repurchases of $61.7 million pursuant to the Company’s stock repurchase program and $19.7 million used for the payment of dividends, largely offset by cash generated from operating activities.

Dividends

On June 14, 2016, the Company paid $9.8 million to stockholders of record as of May 24, 2016 for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on July 25, 2016, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on September 12, 2016 to stockholders of record on August 22, 2016.

Stock Repurchase Program

During the second quarter of 2016, the Company repurchased approximately 0.8 million shares of common stock for an aggregate amount of $25.2 million. These purchases were executed under the Company’s stock repurchase program. As of June 30, 2016, the Company had approximately $164.2 million remaining under its current repurchase program.

Financial Guidance

For the third quarter of 2016, the Company’s guidance is as follows:

•	Total revenue is expected to be between $61 million and $63 million;

•	GAAP earnings per share are expected to be between $0.39 and $0.41 per diluted share;

•	Non-GAAP earnings per share are expected to be between $0.51 and $0.53 per diluted share.

For the full-year 2016, the Company is reiterating its total revenue guidance range of between $255 million and $270 million. “Based on our current visibility, we expect the fourth quarter to be our strongest revenue quarter of 2016,” said Robert Andersen, Tessera’s Chief Financial Officer.

Conference Call Information

The Company will hold its second quarter ended June 30, 2016 earnings conference call at 2:00 PM Pacific (5:00 PM Eastern) on Tuesday, August 2. To access the call in the U.S., please dial +1 (888) 723-9308, and for international callers dial +1 (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 46363174. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial +1 (855) 859-2056. International callers please dial +1 (404) 537-3406. Enter access code 46363174.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas and FotoNation subsidiaries, licenses its technologies and intellectual property to customers for use in areas such as mobile computing and communications, memory and data storage, and 3D-IC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and products and solutions for mobile and other vision systems. For more information call +1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, Invensas, the Invensas logo, FotoNation, the FotoNation logo are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income and non-GAAP earnings per share to GAAP earnings per share guidance for the third quarter of 2016.

– Tables Follow –

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$43,427	$22,599
Short-term investments	328,331	359,145
Accounts receivable, net	1,621	1,784
Other current assets	24,129	28,130

Total current assets	397,508	411,658

Intangible assets, net	83,015	95,089
Long-term deferred tax assets	8,492	15,649
Other assets	18,313	16,956

Total assets	$507,328	$539,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,221	$1,090
Accrued legal fees	5,216	2,621
Accrued liabilities	9,031	10,262
Deferred revenue	2,717	6,805

Total current liabilities	18,185	20,778

Long-term deferred tax and other liabilities	3,329	3,417

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	610,042	599,186
Treasury stock	(293,369)	(229,513)
Accumulated other comprehensive income (loss)	393	(1,437)
Retained earnings	168,689	146,863

Total stockholders’ equity	485,814	515,157

Total liabilities and stockholders’ equity	$507,328	$539,352

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Royalty and license fees	$67,020	$64,188	$126,997	$144,038

Total revenues	67,020	64,188	126,997	144,038

Operating expenses:
Cost of revenues	52	166	139	308
Research, development and other related costs	10,306	7,866	20,376	15,234
Selling, general and administrative	11,166	11,119	22,259	22,116
Amortization expense	6,052	4,691	12,074	9,386
Litigation expense	5,292	3,519	11,842	8,023

Total operating expenses	32,868	27,361	66,690	55,067

Operating income from continuing operations	34,152	36,827	60,307	88,971
Other income and expense, net	802	770	1,609	1,418

Income before income taxes from continuing operations	34,954	37,597	61,916	90,389
Provision for income taxes	11,471	11,828	20,343	29,052

Income from continuing operations	23,483	25,769	41,573	61,337
Income from discontinued operations, net of tax	—	342	—	369

Net income	$23,483	$26,111	$41,573	$61,706

Income per share:
Income from continuing operations:
Basic	$0.48	$0.49	$0.84	$1.17

Diluted	$0.48	$0.49	$0.83	$1.15

Income from discontinued operations:
Basic	$—	$0.01	$—	$0.01

Diluted	$—	$0.01	$—	$0.01

Net income:
Basic	$0.48	$0.50	$0.84	$1.18

Diluted	$0.48	$0.49	$0.83	$1.16

Cash dividends declared per share	$0.20	$0.20	$0.40	$0.40

Weighted average number of shares used in per share calculations-basic	48,836	52,293	49,392	52,387

Weighted average number of shares used in per share calculations-diluted	49,420	53,052	49,993	53,265

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS FROM

GAAP NET INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP income from continuing operations	$23,483	$25,769	$41,573	$61,337
Adjustments to GAAP net income:
Stock-based compensation - research, development and other related costs	1,487	1,006	2,871	1,696
Stock-based compensation - selling, general and administrative	2,441	2,558	4,697	4,387
Amortization of acquired intangibles	6,052	4,691	12,074	9,386
Non-GAAP tax adjustments	(3,275)	(2,558)	(6,455)	(4,907)

Non-GAAP net income from continuing operations	$30,188	$31,466	$54,760	$71,899

Non-GAAP net income from continuing operations per common share - diluted	$0.60	$0.58	$1.07	$1.33

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	50,665	54,107	51,105	54,254

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Episodic	$300	$1,000	$5,686	$29,000
Recurring	66,720	63,188	121,311	115,038

Total revenues	$67,020	$64,188	$126,997	$144,038

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended Sept. 30, 2016
	Low	High
Diluted earnings per share - GAAP	$0.39	$0.41
Amortization of intangible assets	0.12	0.12
Stock based compensation	0.08	0.08

Subtotal GAAP adjustments	0.20	0.20

Income tax effect and other	(0.08)	(0.08)

Effect on earnings per share	0.12	0.12

Diluted earnings per share - non-GAAP	$0.51	$0.53